Exhibit 10.1

The DIRECTV Group, Inc.

Non-Employee Board of Directors Equity Compensation Program

2005 Award Terms and Conditions

This is a summary of the material terms and conditions of the 2005 Equity Award to independent directors. The 2004 DIRECTV Group, Inc. Stock Plan (the “Plan”) and Prospectus govern the awards, receipt of which is hereby acknowledged, and is incorporated herein by this reference.

Term or Concept	Explanation
Company	The DIRECTV Group, Inc.

Eligibility	Independent non-employee members of the DIRECTV Group Board of Directors

Award Date	February 8, 2005

Awards	4,000 DIRECTV Restricted Stock Units (RSUs or Units); upon vesting, distributed in DIRECTV (DTV) shares.

Vesting	•	Vesting refers to the time when you are eligible to receive your shares.

	•	25% of RSUs (800 RSUs) will vest each January 1, beginning January 1, 2006

Share Distribution	•	Upon vesting each January, the shares will be directly deposited into an account in your name at Equiserve, the company’s Transfer Agent. Account statements will be distributed shortly thereafter.

	•	In its discretion, the Compensation Committee of the Board may settle unvested RSUs in cash

Taxation	•	Your award becomes taxable at the time of vesting, which is when you’ll receive your shares of DTV stock

	•	No shares will be withheld for taxes upon vesting

	•	Please consult with your personal tax or financial advisor for more information regarding the tax consequences of your award.

Impact of Resignation	•	If you serve on the Board of Directors at least through the first calendar year in which the award is made, the RSUs will continue to vest on the normal schedule

	•	If you resign, or if you are removed as a director, prior to the end of such calendar year, the RSUs are forfeited

	•	If you die, all unvested RSUs will vest immediately and be distributed as soon as practicable